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                                                                    EXHIBIT 99.1


                            [LECTEC CORPORATION LOGO]

Contact
-------
William Johnson, Controller
Phone: (952) 933-2291 ext. 24
Email:  bjohnson@lectec.com


                   LECTEC CORPORATION ANNOUNCES CHANGES TO ITS
                        MANAGEMENT AND BOARD OF DIRECTORS

NOVEMBER 28, 2006 - - EDINA, MN - - LECTEC CORPORATION (OTCBB: LECT) LecTec Corporation announced today that Alan C. Hymes, M.D. has resigned from his positions as Chief Executive Officer, Chief Financial Officer, Chairman and Director of LecTec, effective November 21, 2006, in order to spend time with his family and to pursue other scientific interests. The Board of Directors of LecTec also announced that it has elected Judd A. Berlin to the offices of Chief Executive Officer, Chief Financial Officer, and Chairman at LecTec.

"Dr. Hymes co-founded LecTec in 1977 and helped develop many of its patents," stated Judd Berlin, the newly appointed Chief Executive Officer, Chief Financial Officer, and Chairman of LecTec. "We are immensely grateful for his nearly 30 years of service to LecTec and respect his desire to now pursue other scientific interests and spend more time with his family."

Mr. Berlin has been a director of LecTec since May 29, 2003. Mr. Berlin is a multinational entrepreneur and founder of Hello Corporation, an Asian-based company operating call centers for Fortune 100 companies. Mr. Berlin has also founded companies in Europe, the Middle East, and Asia in food distribution, broadcasting, and entertainment production. Mr. Berlin has an MBA from St. Thomas University in St. Paul, Minnesota.

LecTec also announced today that it has elected a new director, Daniel C. Sigg MD PhD, to LecTec's Board of Directors. Dr. Sigg, a Swiss national, is currently serving as Sr. Manager in the R&D Division of Cardiac Rhythm Disease Management at Medtronic, Inc., a leading medical device and technology company, which he joined in 2001. Dr. Sigg is a board-certified anesthesiologist and has significant clinical experience. His pre-clinical expertise includes both academic and industrial R&D. His areas of interest and expertise include cardiovascular physiology, biotechnology, pharmacology, and local drug delivery. To date, Dr. Sigg has published 17 peer-reviewed papers, as well as numerous book chapters and abstracts, and is inventor of two issued and 14 pending U.S. patents. Dr. Sigg obtained his Medical Degree from the University of Basel, Switzerland, and his PhD degree in Physiology from the University of Minnesota. Dr. Sigg speaks German, English, French, and some Italian.

"Dr. Sigg brings significant experience in medicine, medical research, and intellectual property to LecTec. As a Swiss native, he has the acumen to assist the Board in furthering LecTec's patent portfolio interests in the European Union and Switzerland," stated Judd Berlin. "For example, our licensing partner Novartis is a world-leading pharmaceutical company headquartered in Switzerland."

ABOUT LECTEC CORPORATION

LecTec Corporation is primarily an intellectual property licensing and holding company. The Company's primary focus is to obtain royalty income through licensing agreements related to patents that the Company owns based on its advanced skin interface technologies. The Company was an innovator in hydrogel-based topical delivery of therapeutic over-the-counter medications, which provide alternatives to topical creams and ointments. A hydrogel is a gel-like material having an affinity for water and similar compounds. These gels are ideal for delivering medication onto the skin. The Company holds multiple domestic and international patents on its hydrogel technology.

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This press release contains forward-looking statements that may include statements regarding intent, belief, or current expectations of the company and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in these statements. Factors that might cause such differences are detailed from time to time in the Company's filings with the Securities and Exchange Commission, and particularly in Exhibit 99.01 to our Form 10-KSB for the year ended December 31, 2005.